Exhibit 99.1

Delek Logistics Partners, LP Announces Pricing of Offering of $800 Million of Senior Notes

BRENTWOOD, Tenn., May 4, 2026—Delek Logistics Partners, LP (NYSE: DKL) (“Delek Logistics”) announced today that it, along with Delek Logistics Finance Corp., a subsidiary of Delek Logistics (together with Delek Logistics, the “Issuers”), priced an offering of $800 million in aggregate principal amount of 6.875% senior notes due 2034 (the “Notes”) at par. The offering is expected to close May 14, 2026, subject to satisfaction of customary closing conditions.

Delek Logistics intends to use the net proceeds from the offering (i) to repurchase all of the outstanding 7.125% Senior Notes due 2028 (the “2028 Notes”) in the settlement of the concurrently announced Tender Offer for such notes as described herein, or to redeem any 2028 Notes that remain outstanding after completion of the Tender Offer, (ii) to redeem a portion of our outstanding 8.625% Senior Notes due 2029 (the “2029 Notes”), and (iii) to pay premiums, fees and expenses related to the foregoing. We intend to use any remaining net proceeds for general corporate purposes.

The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in an offering exempt from registration in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act or any applicable state securities laws.

In connection with the pricing of the Notes, the Issuers have issued a conditional notice of partial redemption to redeem $400 million aggregate principal amount of the Issuers’ outstanding 2029 Notes on May 14, 2026 at a redemption price of 104.313% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date. The partial redemption of the 2029 Notes is conditioned upon the consummation of the offering of the Notes. Nothing in this press release should be construed as a notice of redemption with respect to the 2029 Notes; any such redemption will be made only pursuant to a notice of redemption delivered in accordance with the indenture governing the 2029 Notes.

This press release is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Delek Logistics Partners, LP

Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region, Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. (“Delek US”) owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the closing of the offering and the anticipated use of the net proceeds therefrom. These statements may contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, are made as of the date they were first issued and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Delek Logistics’ control. Delek Logistics’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, market risks and uncertainties, including those which might affect the offering. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in Delek Logistics’ filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K for the year ended December 31, 2025, the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 and other reports and filings with the SEC.